EXHIBIT 8.1

200 East Randolph Drive
Chicago, Illinois 60601

(312) 861-2000	Facsimile: (312) 861-2200
www.kirkland.com

September 23, 2008

World Omni Auto Leasing LLC

190 Jim Moran Boulevard

Deerfield Beach, Florida 33442

Re:	World Omni Auto Leasing LLC
World Omni LT
Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-152253)

We have acted as special counsel to World Omni Auto Leasing LLC, a Delaware limited liability company (the “Depositor”), and World Omni LT (“WOLT” and collectively with the Depositor, the “Registrants”), in connection with the above-referenced Pre-Effective Amendment No. 2 to Registration Statement (together with the exhibits and any amendments thereto, the base prospectus (the “Prospectus”) and the form of prospectus supplement described therein, the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission in connection with the registration (i) by the Depositor of Asset Backed Securities (the “Securities”) to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a “Prospectus Supplement”) to the Prospectus included in the Registration Statement, and (ii) by WOLT of Exchange Notes related to the Securities to be issued to one or more Trusts (as defined below) which will not be offered to investors under the Registration Statement.

As described in the Registration Statement, the Securities of each series will be issued by a trust to be formed with respect to such series (a “Trust”). Each Trust will be a Delaware statutory trust to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and an Owner Trustee to be specified in the related Prospectus Supplement. Each series of Securities issued by a Trust may include one or more classes of Asset Backed Notes (the “Notes”) and one or more classes of Asset Backed Certificates (the “Certificates”). The Notes of any Trust will be issued pursuant to an Indenture (each, an “Indenture”) by and between such Trust and an Indenture Trustee to be specified in the related Prospectus Supplement. The Certificates of any Trust will be issued pursuant to a Trust Agreement.

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Washington, D.C.

World Omni Auto Leasing LLC

September 23, 2008

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture (including the form of Notes included as an exhibit thereto), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a “Trust Certificate”)), (iii) the form of Exchange Note Sale Agreement between Auto Lease Finance LLC and the Depositor, (iv) the form of Exchange Note Transfer Agreement between the Depositor and the related Trust, (v) the form of Exchange Note Supplement to Collateral Agency Agreement among WOLT, AL Holding Corp., U.S. Bank National Association and Auto Lease Finance LLC, (vi) the form of Servicing Supplement to Closed-End Servicing Agreement among WOLT, AL Holding Corp. and World Omni Financial Corp., as servicer, and (vii) the form of Administration Agreement among the related Trust, the related Indenture Trustee and World Omni Financial Corp., as administrator (collectively, the “Operative Documents”). We have examined such other documents and such matters of law, including the form of Underwriting Agreement to be executed by the Depositor and the representatives of the several underwriters to be parties thereto, as filed as an exhibit to the Registration Statement, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

Based on the foregoing and assuming that the Operative Documents with respect to each series of Notes and Certificates are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussion presented in the Prospectus forming part of the Registration Statement under the caption “Federal Income Tax Consequences” and in the Prospectus Supplement forming part of the Registration Statement under the caption “Federal Income Tax Consequences” are based upon reasonable interpretations of existing U.S. federal tax law. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP